[***] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit 10.41

MYAREAGUIDE.COM NETWORK ADVERTISING AGREEMENT

Contract Apartments.com 220
MyAreaguide Salesperson: Dustin Moore
Date: December 7, 2004

Total US	ADVERTISER	ADVERTISER AGENCY
Contact Person	Brian Lang
Company Name	Classified Ventures, LLC/Apartments.com
Address-Line 1	175 West Jackson, Suite 800, Chicago, IL 60604
Phone #	312-601-5691
Fax #	312-601-5115
Email	blang@apartments.com

Billing Information

Send Invoices To (choose one)	1 Advertiser	1 Agency
Advertiser or Agency Billing Contact Person
Company Name	Same
Billing Address
Billing Phone #
Billing Fax #
Billing Email Address

Billing Schedule (select one)

Given a favorable credit rating for a new advertiser or a positive payment history for a current advertiser, invoices will be payable within sixty (60) days of receipt. A current advertiser with invoices past due to MyAreaguide Network must pay outstanding past-due debts prior to new start dates.

Payment Information

1 Send Checks to:    MyAreaguide.com, Inc

Attn: Accounts Receivable

1240 E 100 S #5

St George, Utah 84790

All amounts not paid when due and payable will bear interest from the due date as set forth in the Standard Terms and Conditions attached hereto and incorporated herein by this reference (the “Standard Terms”).

Advertising Inventory and
Implementation

Inventory Purchased	Start Date	Stop Date	Ad Type	Placement & Category	Cost	Estimated Total Price/Maxi mum Total Price Per Month	Guaranteed Total Clicks
US Apartment Inventory by City.
(1) Advertiser will provide MAG with an FTP feed of condensed Apartments.com apartment listings (“Advertiser Content” or “Listings”)
(2) Listings may include thumbnail images related to the applicable rental property.

(3) MyAreaGuide.com shall populate the apartment search databases accessible through the MAG Sites with the Listings. All such search functionality on the MAG Sites shall be hosted and maintained by MyAreaGuide. MyAreaGuide.com shall use commercially reasonable efforts to display Listings at the top of all search results on the MAG Sites for which the Listings are relevant although no position is guaranteed by MyAreaGuide.com.

(4) Clicking on a Listing or a property thumbnail image on a MAG Site apartment search results page will send visitors to Advertiser’s Aparments.com website. Advertiser shall only pay MAG for actual clicks on Listings originating from the MAG Sites.

	1/1/05	12/31/05	Link	Apartments	[***]	[***]	[***]

Purchase Summary

Myareaguide.com Network	Estimated Total Price/Maximum Total Price	Total Guaranteed Clicks	CPC
Entire Network for Apartments	[***]	[***]	[***]

Net Purchase Price	[***]	[***]	[***]

In the event guaranteed impressions or clicks are reached prior to the Stop Date, MyAreaguide may, at its option, discontinue banners or links at such earlier time. Any guarantees are to impressions or clicks (as measured by MyAreaGuide.com in accordance with its counting methodologies). To the extent that there is a shortfall in impressions or clicks as of the end of the specified banner period, Myareaguide.com will provide, as Advertiser’s sole remedy, “make good” impressions or clicks through comparable placements. To the extent impressions or clicks commitments are identified without regard to specific placements, such placements will be as mutually agreed upon by MyAreaguide.com and Advertiser during the course of the display period. Myareaguide.com reserves the right to alter Advertiser start dates to accommodate trafficking needs or other operational needs. In such cases, MyAreaguide.com will make available to Advertiser reasonably equivalent start date(s) and extend the Stop Dates. In no event will the maximum monthly invoice to Advertiser exceed [***], even if MyAreaGuide.com actually delivers more than [***] in clicks during such month. However, should MyAreaGuide.com provide clicks in excess of the [***] monthly maximum set forth immediately above, then the additional clicks will roll over to the next monthly period, subject to the maximum total price of [***].

Terms and Conditions

This Advertising Agreement is subject to the Standard Terms attached hereto as Exhibit A of this Advertising Agreement, and such Standard Terms are made a part of this Advertising Agreement by reference. The signatory of this Advertising Agreement represents that the Advertiser/Agency has read and agrees to such Standard Terms.

Advertiser shall have the right to cancel or terminate this Advertising Agreement without liability at any time and for any reason upon thirty (30) days’ prior written notice to MyAreaGuides.com.

Authorized Signatures

In order to bind the parties to this Advertising Agreement, their duly authorized representatives have signed their names below on the dates indicated. This Agreement (including the Standard Terms incorporated on Exhibit A) shall be binding on both parties when signed on behalf of each party and delivered to the other party (which delivery may be accomplished by facsimile transmission of the signature pages hereto).

Myareaguide.com		Advertiser

By:	/s/ Dustin Moore	By:	/s/ Timothy B. Falan
(Signature)		(Signature)

Print Name: Dustin Moore		Print Name: Timothy B. Falan

Title: Sales Manager		Title:	SVP AND GM
(Print or Type)

Date:	12/20/04	Date:	12/20/04.

Exhibit A
STANDARD TERMS AND CONDITIONS

The following Standard Terms and Conditions (the “Standard Terms”) shall be deemed to be incorporated into the attached Advertising Agreement (the “Advertising Agreement”):

1. Terms of Payment. Advertiser must submit a completed credit application to determine terms of payment. If no credit application is submitted or the request for credit is denied by MyAreaGuide.com, Inc. (hereinafter “MAG”) in its sole discretion, the Advertising Agreement must be paid in advance of the advertisement start date. Major credit cards (VISA, M/C and American Express) are accepted. If MAG approves credit, MAG shall invoice Advertiser each month for actual clicks delivered and Payment shall be made to MAG within sixty (60) days from receipt of invoice (“Due Date”). Amounts paid after the Due Date shall bear interest at the rate of one percent (1%) per month (or the highest rate permitted by law, if less). In the event Advertiser fails to make timely payment of an amount that is not reasonably disputed in good faith and fails to cure such breach within twenty (20) days of receiving written notice of such breach, Advertiser will be responsible for all reasonable expenses (including a reasonable attorneys’ fees) incurred by MAG in collecting such amounts. MAG shall invoice Advertiser in arrears only for clicks actually delivered.

2. Positioning. Except as otherwise expressly provided in the Advertising Agreement, positioning of advertisements within the MAG properties or on any page is at the sole discretion of MAG.

3. Right to Reject Advertisement. MAG reserves the right to reject Advertiser Content (as defined in the Advertising Agreement) that is not consistent with MAG’s standards from time to time in effect. In addition, MAG shall have the right, at any time, to remove any Advertiser Content and/or to terminate this Agreement (upon five (5) days prior written notice to Advertiser) if MAG is directed to do so by any law enforcement agency, court or government agency or if MAG determines, in its sole reasonable discretion, that the Advertiser Content, Promotional Displays, or any portion or such display thereof (i) violate MAG’s then applicable advertising policy; (ii) violate any applicable law, rule or regulation; (iii) are the subject of a claim asserted by an entity with respect to trademarks, trade names, service marks or other proprietary rights or (iv) are otherwise reasonably objectionable to MAG. Advertiser shall have no liability other than for clicks actually delivered by MAG in the event of any termination or this Agreement.

4. Renewal. Except as expressly set forth in the Advertising Agreement, any renewal of the Advertising Agreement and acceptance of any additional advertising order shall be at MAG’s sole discretion and evidenced by written agreement between the parties. Pricing for any renewal period is subject to change by MAG from time to time.

5. No Assignment or Resale of Ad Space. Neither party may resell, assign or transfer any of its rights hereunder without the prior, express written consent of the other party, which shall not be unreasonably withheld; provided that, Advertiser may assign this Agreement pursuant to a merger, acquisition, consolidation, reorganization, or sale of all or substantially all of its stock or assets without MAG’s prior written consent.

6. LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL MAG OR ADVERTISER BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH DAMAGES ARE FORESEEABLE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING FROM ANY ASPECT OF THE ADVERTISING RELATIONSHIP PROVIDED FOR HEREIN. EXCEPT FOR EACH PARTY’S RESPECTIVE INDEMNITY OBLIGATIONS PURSUANT TO SECTION 8, MAG AND ADVERTISER SHALL IN NO EVENT BE LIABLE FOR MORE THAN THE TOTAL AMOUNT OF ADVERTISING FEES PAID TO MAG HEREUNDER IN THE THREE (3) MONTHS PRECEDING THE CLAIM GIVlNG RISE TO LIABILITY. EXCEPT AS PROVIDED HEREIN, NEITHER MAG NOR ADVERTISER MAKES ANY REPRESENTATIONS, AND BOTH HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALINGS AND COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MAG SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE NUMBER OF PERSONS WHO WILL ACCESS THE PROMOTIONAL DISPLAYS AND ANY BENEFIT ADVERTISER OR AGENCY MIGHT OBTAIN FROM INCLUDING THE PROMOTIONAL DISPLAYS BY MAG.

7. Warranties by Advertiser. Advertiser represents and warrants that, to its knowledge and excluding all Advertiser Content provided to Advertiser by third parties: (i) Advertiser holds the necessary rights to grant the rights to MAG granted herein to use the Advertiser Content and display of the same in Promotional Displays for the purpose of this Agreement; (ii) the use, reproduction, distribution, or transmission of Advertiser Content and the display of Promotional Displays will not violate any civil or criminal laws, rules or regulations or any rights of any third parties including but not limited to such violations as infringement or misappropriation of any copyright, patent, trademark, trade secret, music image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any anti-discrimination law or regulation, or any other right of any person or entity; (iii) neither the Advertiser Content nor its use is promotional displays shall advertise or enable the unlawful sale of alcohol, tobacco, or firearm products or any unlawful gambling activity or lottery; and (iv) the Advertiser Content complies with all applicable laws, rules and regulations.

8. Indemnification. Advertiser agrees, at its own expense, to Indemnify, defend and hold harmless MAG, and its employees, representatives, agents and affiliates, against any and all expenses and losses of any kind (including reasonable attorneys’ fees and costs) incurred by MAG in connection with any third party claims, administrative proceedings or criminal investigation of any kind arising out of a breach of Advertiser’s representations and warranties in Section 7. MAG agrees, at its own expense, to indemnify, defend and hold harmless Advertiser, and its directors, officers, employees, representatives, agents and affiliates (collectively, the “Advertiser Parties”) against any and all expenses and losses of any kind (including reasonable attorneys’ fees and costs) incurred by the Advertiser Parties in connection with any third party claims, administrative proceedings or criminal investigation of any kind arising out of MAG’s breach of this Agreement, any use of Advertiser Content other than as specified in the Advertising Agreement or any MAG Site (as defined in the Advertising Agreement). All indemnities under this Agreement are conditioned upon (i) the Indemnified party providing the indemnifying party with prompt notice of any such claim or action, (ii) the Indemnified party permitting

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the indemnifying party to assume sole control of the defense and settlement of such claim or action with counsel chosen by the indemnifying party, and (III) the indemnified party reasonably cooperating in the defense or settlement of such claim or action.

9. Provision of Advertising Materials. MAG shall provide Advertiser with current copies of MAG’s policies for online advertising. Advertiser will provide all material for the advertisement in accordance with MAG’s policies in effect from time to time, including (without limitation) the manner of transmission to MAG and the lead-time prior to publication of the advertisement. MAG shall not be required to publish any advertisement that is not received in accordance with such policies and reserves the right to charge Advertiser, at the rate specified in the Advertising Agreement, for inventory held by MAG pending receipt of acceptable materials from Advertiser which are past due. Advertiser hereby grants to MAG a limited, non-exclusive, non-transferable, non-sublicenseable, fully paid license to use, reproduce and display the Advertiser Content on the MAG Sites only as described in the Advertising Agreement and only during the term of this Agreement. Advertiser further grants MAG a non-exclusive, non-transferable, non-sublicensable, royalty-free license during the term of the Agreement to use Advertiser’s trademarks and trade names (“Marks”) only in connection with displaying the Advertiser Content. Any other use of the Advertiser Content or the Marks is expressly prohibited. All use by MAG of Advertiser’s Marks pursuant to this Section 9 shall inure to the benefit of Advertiser and shall be in accordance with the standards, specifications and instructions of Advertiser, and subject to inspection and monitoring by Advertiser to ensure that such use is in accordance with such standards, specifications and instructions. MAG shall not acquire any right, title or interest in the Advertiser’s Marks other than as expressly provided in this Section 8.

10. Retention of Property Interest. Advertiser understands that this Agreement does not transfer any interest (property or otherwise) of MAG to Advertiser. All Interests are retained by MAG and Advertiser is only granted a license to use such interests subject to the Standard Terms and Conditions and the Advertising Agreement. MAG understands that this Agreement does not transfer any interest (property or otherwise) of Advertiser to MAG. All such Interests are retained by Advertiser and MAG is only granted a license to use such interests subject to the Standard Terms and Conditions and the Advertising Agreement.

11. Termination. Advertiser may terminate the Agreement without liability for any reason at any time by providing MAG thirty (30) days prior written notice before the effective date of termination. Either party may terminate the Agreement if the other party is in material breach of the Agreement and such breach is not cured within twenty (20) days of written notice from the non-breaching party.

12. Confidentiality. The terms and conditions of this Agreement are confidential and neither party will make any public statement, press release, or other public announcement relating to the terms and conditions of or the existence of this Agreement without the prior written approval of the other, unless required by law to do so.

13. No Agency Relationship Between Parties. MAG and Advertiser are independent contractors, and neither MAG nor Advertiser is an employee, agent, representative, or partner of the other.

14. Merger. The Standard Terms and Conditions together with the Advertising Agreement set forth the entire agreement between MAG and Advertiser. This Agreement supersedes any and all prior agreements (written or oral) of MAG and Advertiser with respect to the subject matter set forth herein.

15. Modification. This Agreement may only be modified, or any rights under it waived, by a written document executed by authorized representatives of both parties.

16. Choice of Law. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of Utah, without regard to the actual state or country of incorporation or residence of Advertiser.

17. Successors in Interest. This Agreement is duly enforceable against the other party in accordance with its terms and conditions, and the rights and obligations herein shall inure to the benefit of the parties, their heirs, successors, and permitted assigns.

18. Audit. MAG agrees to keep accurate and up-to-date books and records with respect to this Agreement. Upon reasonable notice, Advertiser shall have the right to examine, inspect, audit, review, and copy or make extracts from all books and records of MAG evidencing the calculation and payment of fees by Advertiser. Such audits shall be conducted at MAG’s place of business during MAG’s standard business hours. The cost and expense of any such audit shall be paid by Advertiser unless such audit uncovers a discrepancy of more than five percent (5%) in favor of Advertiser, in which case, MAG shall refund any overpayment to Advertiser, if any, and bear the reasonable, documented, out-of-pocket costs and expenses of the audit.

19. Force Majeure. Neither party shall be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act outside its reasonable control.

20. Survival. The foregoing sections 6, 8, 10,12,13,14, and 16 shall survive any termination or expiration of this Agreement.

Agreed to in Conjunction with Advertising Agreement # 220

/s/ ILLEGIBLE	12/20/04
Signature of Advertiser & Date

Signature of AreaGuides.com & Date

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